EXHIBIT 21

SUBSIDIARIES OF NEW ULM TELECOM, INC.

Name of Subsidiary	Ownership	Jurisdiction of Incorporation
New Ulm Phonery, Inc.	100%	Minnesota
New Ulm Cellular #9	100%	Minnesota
New Ulm Long Distance, Inc.	100%	Minnesota
TechTrends, Inc.	100%	Minnesota
Peoples Telephone Company	100%	Iowa
Western Telephone Company	100%	Minnesota
Hutchinson Telephone Company	100%	Minnesota
Hutchinson Telecommunications, Inc.	100% owned by HTC	Minnesota
Hutchinson Cellular, Inc.	100% owned by HTC	Minnesota
Hector Communications Corporation	33.3%	Minnesota

The financial statements of all wholly-owned subsidiaries listed above are included in the Consolidated Financial Statements of NU Telecom on this Form 10-K. HCC, which is a significant subsidiary, is not consolidated, but rather is recorded as an equity subsidiary of NU Telecom using the equity method of accounting. Separate financial statements for HCC are included on this Form 10-K as this entity constitutes a significant subsidiary pursuant to the provisions of Regulation S-X, Article 3-09 of the Securities and Exchange Commission. NU Telecom is incorporated in the state of Minnesota.

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